Exhibit 5.1
LOWENSTEIN SANDLER PC
1251 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10020
October 29, 2009
Cambium Learning Group, Inc.
c/o Veronis Suhler Stevenson
350 Park Avenue
New York, New York 10022

Re:	Cambium Learning Group, Inc. — Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as counsel to Cambium Learning Group’s, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (File No. 333-161075) (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by the Company of up to 30,008,655 shares (collectively, the “Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”), that may be issued to the stockholders of Voyager Learning Company, a Delaware corporation (“Voyager”), in connection with the merger of Vowel Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Voyager Merger Sub”), with and into Voyager (the “Voyager Merger”). The terms and conditions of the Voyager Merger are set forth in, and the Voyager Merger will be governed by, that certain Agreement and Plan of Mergers, dated as of June 20, 2009 (the “Merger Agreement”), by and among the Company, Voyager, Voyager Merger Sub, VSS-Cambium Holdings II Corp., a Delaware corporation, Consonant Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and Vowel Representative, LLC, a Delaware limited liability company, solely in its capacity as stockholders’ representative.
We have reviewed such corporate records and documents and made such examination of law as we have deemed appropriate to give the opinion expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on the representations and warranties set forth in the Merger Agreement. In making our examination, we have assumed that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.

Cambium Learning Group, Inc.	October 29, 2009

In reaching the opinion set forth below, we have assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.
The opinion expressed below is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning the laws of any other jurisdiction.
Furthermore, the opinion presented in this letter is limited to matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.
Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery in exchange for the outstanding shares of common stock of Voyager in the Voyager Merger, in accordance with the Merger Agreement and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.
We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder or that we are “experts” within the meaning of the term “experts” as used in the Securities Act or the rules and regulations thereunder.
Very truly yours,
/s/ Lowenstein Sandler PC